UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2014, Physicians Realty Trust (the “Company”) through a subsidiary of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into an agreement of purchase and sale (the “Agreement”) with Kennewick Trios 2014 LLC to acquire the 160,000 rentable square foot Trios Health Medical Office Building which is under construction in Kennewick, Washington. At closing the Company would assume a 60-year ground lease and enter into a 30-year absolute NNN master lease with Trios Health Hospital. The purchase price for the medical office building is approximately $64 million payable in cash. Closing of the acquisition is subject to the receipt of a certificate of occupancy, commencement of rent under the Trios Health Hospital master lease and customary conditions to closing, including accuracy of representations and warranties and performance of covenants. The Company is not financing or otherwise participating in the development of the building.

A copy of the Company’s press release announcing this transaction and other transactions is furnished as Exhibit 99.1 to this report.

Forward Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will”, “would”, “intend”, “should”, “believe”, “expect”, “anticipate”, “project”, “estimate” or other similar words or expressions that do not relate solely to historical matters. In particular, these forward-looking statements include, but are not limited to, the Company’s ability to close acquisitions on currently anticipated terms, or within currently anticipated timeframes. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed during 2014, copies of which are available on the SEC’s website,www.sec.gov. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statement and Exhibits.

(d)  99.1 Press Release, dated November 21, 2014, issued by Physicians Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 21, 2014, issued by Physicians Realty Trust